Exhibit 99.1

Pfizer Appoints Cecile Guegan as Chief Financial Officer
Cecile Guegan to lead Pfizer’s financial strategy as Chief Financial Officer with over 25 years of pharmaceutical finance experience
NEW YORK, November 3, 2026—Pfizer Inc. (NYSE: PFE) today announced that its Board of Directors has unanimously appointed Cecile Guegan as Chief Financial Officer and Executive Vice President, effective November 1, 2026. Cecile has served as interim Chief Financial Officer since August 16, 2026, steering the company’s financial operations, execution and strategic planning.
“Cecile is an exceptional finance leader who knows our company and industry deeply, and she has a proven track record of optimizing financial performance while fueling growth,” said Albert Bourla, Chairman and Chief Executive Officer. “Her more than 25 years of experience paired with her strategic vision will provide the financial rigor and focus this next chapter demands as we aim for meaningful growth. I’m confident she will help us execute with discipline and ambition as we work to deliver for our patients and shareholders.”
“I am honored to step into this role to continue positioning Pfizer for durable long-term growth and shareholder value creation,” said Cecile Guegan, Chief Financial Officer and Executive Vice President, Pfizer. “My focus remains on executing a disciplined approach to capital allocation while making targeted investments today to drive revenue growth later in the decade and beyond.”
Cecile will oversee every aspect of the Company’s financial management. She will be responsible for all corporate finance functions, including audit, treasury, investor relations, tax, insurance, operations planning and analysis (OP&A), corporate controllership, and business finance and analytics.
Prior to stepping into the interim finance leadership role, Cecile was directly responsible for the financial operations and reporting of Pfizer’s biopharmaceutical business across all therapeutic areas and geographies. In previous positions, Cecile served as a strategic partner to group presidents and chief commercial officers, led long-term forecasting for key product portfolios, led major enterprise acquisitions and integrations and co-led a strategic initiative to identify new sources of growth.
She holds a master’s degree in Management (Audit and Finance) from the Graduate School of Management of Brest, France, and a bachelor's degree in Accounting (French DECF).
For a complete list of Pfizer’s executive leadership team, please visit Leadership | Pfizer.
About Pfizer: Breakthroughs That Change Patients’ Lives
At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For over 175 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.Pfizer.com. In addition, to learn more, please visit us on www.Pfizer.com and follow us on X at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.
Disclosure Notice: The information contained in this release is as of November 3, 2026. The Company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.
This release contains forward-looking information about, among other things, Pfizer’s growth potential, strategy, prospects and actions designed to create shareholder value that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development; risks related to the ability to realize the anticipated benefits of Pfizer’s business development transactions, including the possibility that the expected benefits from such transactions will not be realized or will not be realized within the expected time period; uncertainties regarding the commercial potential of Pfizer's products and product candidates; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Pfizer’s business and prospects, adverse developments in

Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, trade policies or economies generally; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws or regulations; the impact of COVID-19 on our business, operations and financial results; and competitive developments.
A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com.
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Investor Contact:
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